                                 Press Release

     SkyWay Communications Holding Corporation to Provide Integrated Airport
      Security System to the State of Florida Department of Transportation.

CLEARWATER, Fla.--(BUSINESS WIRE) -- January 10, 2005 SkyWay Communications
Holding Corp. (OTCBB:SWYC - News), and its wholly-owned subsidiary, SkyWay
Aircraft Inc., announced today the signing of an agreement with the State of
Florida Department of Transportation (FDOT) - Aviation Office indicating that
SkyWay has been chosen as a primary provider to showcase their technology for airport security applications at the FDOT - Aviation Test Center located in
Tallahassee, Florida. The Center is scheduled to open in February, 2005. The agreement is set to launch immediately and provides for the installation and operation of the SkyWay's Integrated Airport Security System, which will be integrated into the newly developed FDOT Aviation Test Center's security system.

Mr. Richard L. Duley, Manager of Aviation Systems and Support for the Florida
Department of Transportation stated, "This is a great accomplishment for the
FDOT - Aviation Test Center. This will be the first of its kind in the United
States. The goal of the FDOT and Transportation Security Administration (TSA) is
to provide a place for all Florida transportation organizations, with special attention to airports and ports of entry, to preview, test and purchase the latest services and technology for their facilities. This Center will be the
FDOT's "seal of approval" for all security solutions identified and funded through the FDOT budget. Currently the FDOT is responsible for over 750 public, private and military aviation-related installations, 23 fixed-route transit systems and 14 seaports/ports of entry throughout Florida with a 6 Billion dollar budget for 2003/2004."

Mr. Duley went on to say, "After meeting with SkyWay during the FAC Conference, we felt it was important for us to bring this technology to Tallahassee and let the airports' administrators evaluate the system. The FDOT wants to make
Florida's airports safe and secure with the use of the latest technology available. We are looking forward to working with SkyWay."

Marisol Casablanca, SkyWay Vice President, Product and Business Development
said, "SkyWay is proud to present the Florida Department of Transportation -
Aviation Office with our Airport Security Products for utilization and display at the new FDOT Aviation Test Center in Tallahassee. We believe that this
Agreement, which enables SkyWay to showcase and demonstrate its Airport Security
Platform directly to our target market, could lead to new revenue generating opportunities. SkyWay anticipates providing our services to many general and commercial aviation airports across the nation. Our mission is to become the
Industry's first to provide a total solution for security services on the ground and while on-board an aircraft".

SkyWay's airport security platform integrates a variety of technologies and applications including both active and passive RFID technology, which is used in a variety of access control applications. The SkyWay platform also utilizes ultrasound biometric technology for fingerprint scanning and validation. This unique biometric technology produces the most accurate identification system in the industry. The security system will also employ video monitoring, remote video surveillance and digital video recording. Wireless technology (Wi-Fi
802.11) will be implemented to integrate PDAs (handheld computers) that will read identification credentials and validate the information against a central access database. The PDAs will display real-time video from multiple cameras installed throughout the facility. The remote video surveillance will be

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provided by SkyWay's operations center in Clearwater, Florida. SkyWay's dual role will be protecting the FDOT Aviation Test Center, and at the same time, showcasing its technical capabilities to support the State of Florida's Homeland
Security initiatives.

SkyWay's mobile security platform applications are currently under development and will be available to provide mobile command and control features and perimeter security services. This system is being designed to be supported by
Hummer H2 multi-purpose based production vehicles equipped with sophisticated camera systems, live monitoring and surveillance systems as well as emergency communication services.

SkyWay has been conducting extensive research and development on transportation security technology and related applications, and is committed to providing airports' administrators with a sophisticated and well-designed infrastructure for managed security. SkyWay's goal is to set the standard in the U.S. Aviation
Industry for airport security and passenger safety. As an Integrator, SkyWay will work with the Aviation Community to develop, deploy and implement the solutions to meet and exceed the special needs of the airline industry. For more information about SkyWay's airport services, visit our website at
www.skywayaircraftsecurity.com/airport.htm

About the Florida Department of Transportation, Aviation Division Test Center

Florida Statutes, Section 332.006, states, "The Department shall participate in research and development programs relating to the improvement of the operation and administration of Florida airports." To meet these requirements, the Florida
Department of Transportation (FDOT) passed an initiative to provide Florida airports with access to state-of-the-art technology that will enhance their day-to-day operations and has identified a pilot program that will provide for a formal test program that will develop a standardized evaluation criteria to be used in all airports.

The initial phase was the development of the FDOT Aviation Test Center and identifying those activities which will concentrate on airport security, the identification and tracking of aircraft operations, alternative methods for passenger baggage handling, and the development and testing of various ground and air components of the SATS and other aviation related activities. This Test
Center will also identify new technologies and applications that will be used in an actual operational environment which will be made available to Florida's aviation community. Systems and applications tested and evaluated at the Test
Center will result in technical recommendations based on proven operational data and will be provided to other federal and state agencies which can be utilized in a nationwide airport administration environment.

For more information regarding the State of Florida Department of
Transportation, please contact: www.dot.state.fl.us/aviation/

About SkyWay Communications Holding Corporation

SkyWay Communications Holding Corporation (SkyWay Aircraft) is a Clearwater,
Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment services. SkyWay is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, SkyWay intends to provide broadband connectivity between the ground and in-flight aircraft throughout the U.S. using technology that provides a broadband high-speed data transmission. SkyWay intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

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Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the
Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp., please contact:

     Investor Relations Contacts:
          Aurelius Consulting Group, Inc.
          Chris Bermudez
          (407) 644-4256
          (800) 644-6297
          Fax (407) 644-0758
          chris@aurcg.com

          Skyway Communications Holding Corp.
          Steve Klein
          727-535-8211 ext. 2480
          sklein@swyc.us
          www.skywayaircraftsecurity.com